Exhibit 5.1

12636 High Bluff Drive, Suite 400
San Diego, California 92130-2071
Tel: (858) 523-5400 Fax: (858) 523-5450
www.lw.com
FIRM / AFFILIATE OFFICES
	Barcelona	New Jersey
	Brussels	New York
	Chicago	Northern Virginia
	Frankfurt	Orange County
	Hamburg	Paris
	Hong Kong	San Diego
January 26, 2007	London	San Francisco
	Los Angeles	Shanghai
	Madrid	Silicon Valley
	Milan	Singapore
	Moscow	Tokyo
	Munich	Washington, D.C.
AeroVironment, Inc.
181 W. Huntington Drive, Suite 202
Monrovia, California 91016
          Re: Registration Statement on Form S-8
Ladies and Gentlemen:
     We have acted as special counsel to AeroVironment, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of 7,199,186 shares of common stock of the Company, $0.0001 par value per share (the “Shares”), issuable under the AeroVironment, Inc. Nonqualified Stock Option Plan (the “Option Plan”), the AeroVironment, Inc. Directors’ Nonqualified Stock Option Plan (the “Directors’ Plan”), the AeroVironment, Inc. 2002 Equity Incentive Plan (the “2002 Plan”) and the AeroVironment, Inc. 2006 Equity Incentive Plan (the “2006 Plan,” and together with the Option Plan, Directors’ Plan and 2002 Plan, the “Plans”) under the Securities Act of 1933, as amended (the “Act”), on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on January 26, 2007 (the “Registration Statement”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.
     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner contemplated by the Plans. As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.
     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

January 26, 2007

     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, upon issuance, delivery and payment for the Shares in the manner contemplated by the Plans, the Shares will be duly authorized by all necessary corporate action of the Company, and will be validly issued, fully paid and nonassessable.
     Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP